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                             POWER OF ATTORNEY

     We, the undersigned directors of Questar Corporation, hereby severally constitute R. D. Cash and W. F. Edwards, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 1993 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Corporation, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 1993 and any and all amendments to such Report.

     Witness our hands on the respective dates set forth below.

     Signature                      Title             Date

 /s/ R. D. Cash            Chairman of the Board,     2-8-94
R. D. Cash                    President & Chief
                              Executive Officer

 /s/ R. H. Bischoff               Director            2-8-94
R. H. Bischoff

 /s/ U. Edwin Garrison            Director            2-8-94
U. Edwin Garrison

 /s/ J. A. Harmon                 Director            2-8-94
J. A. Harmon

 /s/ W. Whitley Hawkins           Director            2-8-94
W. Whitley Hawkins

 /s/ William N. Jones             Director            2-8-94
William N. Jones

 /s/ R. E. Kadlec                 Director            2-8-94
R. E. Kadlec

 /s/ Dixie L. Leavitt             Director            2-8-94
Dixie L. Leavitt

 /s/ Neal A. Maxwell              Director            2-8-94
Neal A. Maxwell

 /s/ Mary Mead                    Director            2-8-94
Mary Mead

 /s/ Gary G. Michael              Director            2-8-94
Gary G. Michael

 /s/ D. N. Rose                   Director            2-8-94
D. N. Rose

 /s/ Harris H. Simmons            Director            2-8-94
Harris H. Simmons